Exhibit 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-185318) of Leucadia National Corporation of our report dated May 23, 2017 relating to the financial statements of Jefferies Group LLC Employees’ Profit Sharing Plan, which appears in this Form 11-K.

/s/ Tanner LLC

Salt Lake City, Utah

May 23, 2017